Exhibit 8.1

Country	Name	Group Interest %	Share Capital	Currency
ALGERIA	ABB Power Technologies SpA, Hydra	100.00	108000	DZD
ALGERIA	SARPI - Société Algérienne pour la réalisation de projets industriels, Alger	50.00	814500	DZD
ANGOLA	ABB Electrica SGPS, Lda., Luanda	100.00	200	USD
ARGENTINA	ABB S.A., Buenos Aires	100.00	56772	ARS
ARGENTINA	Sache Service S.A., Buenos Aires	100.00	100	ARS
ARUBA (NL)	ABB Import & Export Services Ltd., Oranjestad/Aruba (NA)	100.00	10006	USD
AUSTRALIA	ABB Australia Pty Limited, Sydney	100.00	122436	AUD
AUSTRALIA	ABB Group Holdings Pty. Ltd., Sydney	100.00	316200	AUD
AUSTRALIA	ABB Group Investment LLP, Sydney	100.00	146232	AUD
AUSTRALIA	ABB Group Investment Management Pty. Ltd., Sydney	100.00	9110	AUD
AUSTRIA	ABB AG, Vienna	100.00	15000	EUR
AZERBAIJAN	ABB Azerbaijan LLC, Baku	100.00	900	EUR
BAHRAIN	ABB Technologies W.L.L., Bahrain	100.00	500	USD
BELGIUM	ABB N.V., Zaventem	100.00	13290	EUR
BOLIVIA	Asea Brown Boveri Ltda., La Paz	99.81	518	BOB
BOTSWANA	ABB (Pty) Ltd., Gaborone	100.00	541	BWP
BRAZIL	ABB Ltda., Osasco	100.00	94396	BRL
BRAZIL	Comem do Brasil Ltda., Estado de Sao Paulo	100.00	648	BRL
BULGARIA	ABB Automation EOOD, Rakovski	100.00	100	BGN
BULGARIA	ABB Avangard AD, Sevlievo	99.90	6867	BGN
BULGARIA	ABB Bulgaria EOOD, Sofia	100.00	3010	BGN
CAMEROON	Asea Brown Boveri S.A., Douala	99.90	30000	XAF
CANADA	ABB Bomem Inc., Quebec	100.00	5052	CAD
CANADA	ABB Inc., St. Laurent, Quebec	100.00	351905	CAD
CHILE	ABB S.A., Santiago	100.00	4733956	CLP
CHILE	CMS Tecnologia S.A., Santiago	100.00	5131236	CLP
CHINA	ABB (China) Engineering Co. Ltd., Xiamen	100.00	2100	USD
CHINA	ABB (China) Ltd., Beijing	100.00	120000	USD
CHINA	ABB Bailey Beijing Engineering Co. Ltd., Beijing	51.00	1796	USD
CHINA	ABB Beijing Drive Systems Co. Ltd., Beijing	90.00	5000	USD
CHINA	ABB Chongqing Transformer Company Ltd., Chongqing City	62.20	48647	USD
CHINA	ABB DATONG Traction Transformers Co., Ltd., Shanxi	50.00	6000	USD
CHINA	ABB Electrical Machines Ltd., Shanghai	100.00	14400	USD
CHINA	ABB Engineering (Shanghai) Ltd., Shanghai	100.00	20000	USD
CHINA	ABB Generators Ltd., Jiangxi	51.00	5000	USD
CHINA	ABB Genway Xiamen Electrical Equipment Co. Ltd., Xiamen	70.00	13000	USD
CHINA	ABB Hefei Transformer Co. Ltd., Hefei	100.00	29000	USD
CHINA	ABB High Voltage Switchgear Co. Ltd., Beijing	60.00	11400	USD
CHINA	ABB Holding Ltd., Hong Kong	100.00	27887	HKD
CHINA	ABB Huadian High Voltage Switchgear (Xiamen) Company Ltd., Xiamen	51.00	8000	USD
CHINA	ABB Jiangjin Turbo Systems Company Limited, Chongqing	61.00	16000	USD
CHINA	ABB LV Installation Materials Co. Ltd., Beijing	85.70	17100	USD
CHINA	ABB Microunion Traction Equipment Limited, Beijing	50.00	0	CNY
CHINA	ABB Shanghai Motors Co. Ltd., Shanghai	75.00	11217	USD
CHINA	ABB Shanghai Transformer Co. Ltd., Shanghai	51.00	7000	USD
CHINA	ABB Tianjin Switchgear Co., Ltd., Tianjin	60.00	8000	USD
CHINA	ABB Transmission & Distribuition Automation Equipment (Xiamen) Co. Ltd., Fujian	100.00	2100	USD
CHINA	ABB Xi’an High Power Rectifier Company Limited, Xi’an	62.00	2500	USD
CHINA	ABB Xi’an Power Capacitor Company Limited, Xi’an	91.00	37022	USD
CHINA	ABB Xiamen Electrical Controlgear Co. Ltd., Fujian Province	80.00	4300	USD
CHINA	ABB Xiamen Low Voltage Equipment Co. Ltd., Xiamen	100.00	6200	USD
CHINA	ABB Xiamen Switchgear Co. Ltd., Xiamen	64.30	5000	USD
CHINA	ABB Xinhui Low Voltage Switchgear Co. Ltd., Xinhui (Guangdong)	90.00	6200	USD
CHINA	ABB Zhongshan Transformer Company Ltd., Zhongshan City	51.00	15000	USD
CHINA	Comem (Hefei) Transformers Equipments Ltd, Hefei, Anhui Province	98.00	1300	EUR
CHINA	Hangzhou Yingkong Automation Company Limited, Zhe Jiang	100.00	5000	USD
COLOMBIA	Asea Brown Boveri Ltda., Bogotá	99.99	486440	COP
COTE D’IVOIRE	ABB Technology SA, Abidjan	99.00	500000	XOF
CROATIA	ABB Ltd., Zagreb	100.00	2730	HRK
CZECH REPUBLIC	ABB s.r.o., Prague	100.00	400000	CZK
DENMARK	ABB A/S, Skovlunde	100.00	100000	DKK
ECUADOR	ABB Ecuador S.A., Quito	96.87	315	USD
EGYPT	ABB Construction (ABACON) S.A.E., Heliopolis	100.00	72750	EGP

EGYPT	ABB Electrical Industries (ABB ARAB) S.A.E., Cairo	100.00	40000	EGP
EGYPT	ABB Metals & Plastics Manufact. Co. SAE, 10th of Ramadan City	100.00	5000	EGP
EGYPT	ABB Power Systems and Automation Technology S.A.E, Cairo	100.00	35000	EGP
EGYPT	ABB Transformers S.A.E., El-Nozha El-Gedida	65.00	30000	EGP
EGYPT	ABB Turbochargers S.A.E., Suez	100.00	300	USD
EGYPT	Asea Brown Boveri S.A.E., Cairo	100.00	16000	USD
EL SALVADOR	ABB S.A. de CV, San Salvador	100.00	82	USD
ESTONIA	ABB AS, Tallinn	100.00	25985	EEK
FINLAND	ABB Oy, Helsinki	100.00	10003	EUR
FINLAND	Efora Oy, Helsinki	49.00	5100	EUR
FRANCE	ABB France SAS, Rueil Malmaison cedex	99.83	25778	EUR
FRANCE	ABB S.A., Rueil-Malmaison	100.00	38921	EUR
FRANCE	L’Ebenoid, Villeurbanne	100.00	1000	EUR
FRANCE	Striebel & John S.A.R.L., Fellering	51.00	678	EUR
GERMANY	ABB AG, Mannheim	100.00	167500	EUR
GERMANY	ABB Airport Technologies GmbH, Mannheim	100.00	5700	DEM
GERMANY	ABB Automation GmbH, Mannheim	100.00	15000	EUR
GERMANY	ABB Automation Products GmbH,, Ladenburg	100.00	10620	EUR
GERMANY	ABB Automatisierungsanlagen Cottbus GmbH, Cottbus	100.00	12000	DEM
GERMANY	ABB Bauprojektmanagement GmbH, Mannheim	100.00	50	DEM
GERMANY	ABB Beteiligungs- und Verwaltungsges. mbH, Mannheim	100.00	120000	DEM
GERMANY	ABB Beteiligungs-Management GmbH, Mannheim	100.00	9000	EUR
GERMANY	ABB Beteiligungsgesellschaft mbH, Mannheim	100.00	37800	DEM
GERMANY	ABB Business Services GmbH, Heidelberg	100.00	25	EUR
GERMANY	ABB Grundbesitz GmbH, Ladenburg	100.00	10000	DEM
GERMANY	ABB Grundbesitz GmbH & Co. Objekte Berlin OHG, Ladenburg	100.00		DEM
GERMANY	ABB Logistics Center Europe GmbH, Menden	100.00	50	DEM
GERMANY	ABB New Ventures GmbH, Mannheim	100.00	432	EUR
GERMANY	ABB Service GmbH Bobingen, Bobingen	100.00	50	DEM
GERMANY	ABB Stotz-Kontakt GmbH, Heidelberg	100.00	7500	EUR
GERMANY	ABB Stotz-Kontakt/Striebel & John Vertriebs-GmbH, Heidelberg	75.50	511	EUR
GERMANY	ABB Training Center GmbH & Co. KG, Heidelberg	100.00	2366	EUR
GERMANY	ABB Wirtschaftsbetriebe GmbH, Mannheim	100.00	500	DEM
GERMANY	Busch-Jaeger Elektro GmbH, Mannheim/Lüdenscheid	100.00	1535	EUR
GERMANY	Hartmann & Braun Grundstücksverwaltungs GmbH, Mannheim	100.00	10000	DEM
GERMANY	JLEC Power Ventures GmbH, Mannheim	100.00	50	DEM
GERMANY	Komposit-Risikoberatungs- und Versicherungsvermittlungs-GmbH, Ladenburg	100.00	50	DEM
GERMANY	Pucaro Elektro-Isolierstoffe GmbH, Roigheim	100.00	4500	DEM
GERMANY	Striebel & John GmbH & Co. KG, Sasbach-Obersasbach	51.00	2000	DEM
GERMANY	Striebel Vermögensverwaltungs-GmbH, Sasbach-Obersasbach	51.00	50	DEM
GREECE	Asea Brown Boveri S.A., Metamorphossis Attica	100.00	1182	EUR
GUERNSEY	ABB Equity Limited,, St. Peter’s Port	100.00	10	GBP
GUERNSEY	ABB ESAP Limited, St. Peter’s Port	100.00	50	CHF
GUERNSEY	ABB Insurance Limited, St. Peter’s Port	100.00	4000	USD
GUERNSEY	ABB International Finance Limited, St. Peter’s Port	100.00	240	USD
GUERNSEY	ABB Transinvest Limited, St. Peter’s Port	100.00	3641	CHF
HONG KONG	ABB (Hong Kong) Ltd., Hong Kong	100.00	20000	HKD
HONG KONG	ABB Turbo Systems (Hong Kong) Limited, Hong Kong	61.00	14000	HKD
HONG KONG	Industrial and Building Systems (H.K.) Limited, Hong Kong	100.00	6000	HKD
HUNGARY	ABB Engineering Trading and Service Ltd., Budapest	100.00	444090	HUF
INDIA	ABB Global Industries and Services Limited, Bangalore	100.00	3585930	INR
INDIA	ABB Limited, Bangalore	52.11	423817	INR
INDONESIA	PT ABB Bailey, Jakarta	100.00	400000	USD
INDONESIA	PT ABB Installation Materials, Jakarta	100.00	3655000	IDR
INDONESIA	PT ABB Sakti Industri, Jakarta	51.00	4000	USD
INDONESIA	PT ABB Transmission and Distribution, Jakarta	60.00	11050	USD
IRAN, ISLAMIC REPUBLIC OF	ABB (P.J.S.C.), Teheran	100.00	6444000	IRR
IRELAND	ABB Ltd, Dublin	100.00	635	EUR
ISRAEL	ABB Technologies Ltd., Tirat Carmel	99.99	420	ILS
ITALY	3F Investimenti Srl, Vicenza	100.00	10	EUR
ITALY	ABB Environmental Service Srl., Milan	99.99	41	EUR
ITALY	ABB S.p.A., Milan	100.00	107000	EUR
ITALY	Comem S.p.A., Montebello Vicentino	100.00	780	EUR
ITALY	Comem Sud Srl, Manfredonia	100.00	100	EUR
ITALY	Veneta Isolatori Srl, Ceggia	100.00	100	EUR
JAPAN	ABB K.K., Tokyo	100.00	1000000	JPY
JAPAN	Bailey Japan Co. Ltd., Shizuoka-Ken	51.00	192659	JPY

JAPAN	Turbo Systems United Co. Ltd., Tokyo	60.00	400000	JPY
JERSEY	ABB Equity Ventures (Jersey) Ltd., St. Helier	100.00	0	USD
JORDAN	ABB Ltd. Jordan, Amman	100.00	350	JOD
JORDAN	ABB Near East Trading Ltd., Amman	95.00	30	JOD
KAZAKHSTAN	ABB LLP., Almaty	100.00	769520	KZT
KAZAKHSTAN	CJSC Energia Kazakh Scientific Research Institute of Energy, Almaty	92.57	51170	KZT
KAZAKHSTAN	Energoinvestprojekt JV LLP, Almaty	100.00	10482	KZT
KENYA	ABB Limited, Nairobi	100.00	15500	KES
KOREA, REPUBLIC OF	ABB Ltd., Seoul	100.00	18670000	KRW
KUWAIT	ABB Engg. Technologies Co. (KSCC), Safat	49.00	100	KWD
LATVIA	ABB SIA, Riga	100.00	2506	LVL
LITHUANIA	ABB UAB, Vilnius	100.00	2554	LTL
MALAYSIA	ABB Holdings Sdn. Bhd., Subang Jaya	100.00	4490	MYR
MALAYSIA	ABB Industrial and Building Syst. Sdn. Bhd., Subang Jaya	100.00	3000	MYR
MALAYSIA	ABB Malaysia Sdn Bhd., Subang Jaya	100.00	3500	MYR
MALAYSIA	ABB Manufacturing Sdn. Bhd., Subang Jaya	100.00	700	MYR
MALAYSIA	ABB Transmission and Distribution Sdn. Bhd., Subang Jaya	100.00	3500	MYR
MAURITIUS	Asea Brown Boveri Ltd., Port Louis	100.00	3000	MUR
MEXICO	ABB Mexico S.A. de C.V., Tlalnepantla	100.00	156618	MXN
MEXICO	Asea Brown Boveri S.A. de C.V., Tlalnepantla	100.00	419096	MXN
MOROCCO	ABB S.A., Casablanca	100.00	5400	MAD
NAMIBIA	Asea Brown Boveri (Pty) Ltd., Windhoek	100.00	3036	NAD
NETHERLANDS	ABB BV, Rotterdam	100.00	9076	EUR
NETHERLANDS	ABB Capital, B.V., Amsterdam	100.00	9080	EUR
NETHERLANDS	ABB Equity Ventures B.V., Amsterdam	100.00	18	EUR
NETHERLANDS	ABB Finance B.V., Amsterdam	100.00	18	EUR
NETHERLANDS	ABB Group Accounting Services B.V., Rotterdam	100.00	50	EUR
NETHERLANDS	ABB Holdings BV, Amsterdam	100.00	119	EUR
NETHERLANDS	ABB Investments B.V., Amsterdam	100.00	100	EUR
NEW CALEDONIA (FR)	ABB SAS, New Caledonia	100.00	5000	XPF
NEW ZEALAND	ABB Limited, Auckland	100.00	34000	NZD
NEW ZEALAND	ABB Maintenance Services Limited, Auckland	100.00	1	NZD
NIGERIA	ABBNG Limited, Abuja	60.00	162054	NGN
NORWAY	ABB AS, Billingstad	100.00	15100	NOK
NORWAY	ABB Holding AS, Billingstad	100.00	800000	NOK
NORWAY	EIE 1 AS, Billingstad	100.00	2100	NOK
NORWAY	EIE 2 AS, Billingstad	100.00	2100	NOK
OMAN	ABB LLC,, Al Hamriya	65.00	150	OMR
PAKISTAN	ABB (Pvt) Ltd., Lahore	100.00	31966	PKR
PANAMA	ABB S.A., Panama	100.00	100	USD
PERU	ABB S.A., Lima	80.60	35469	PEN
PHILIPPINES	ABB, Inc., Paranaque, Metro Manila	100.00	123180	PHP
POLAND	ABB Entrelec Sp. zo.o., Leborska	100.00	4205	PLN
POLAND	ABB REAL ESTATE Sp.zoo., Warsaw	99.88	50	PLN
POLAND	ABB Sp. zo.o., Warsaw	99.88	260644	PLN
PORTUGAL	ABB (Asea Brown Boveri), S.A., Paco de Arcos	100.00	4117	EUR
PORTUGAL	ABB Stotz Kontakt Eléctrica, Unipessoal, Lda., Porto	100.00	700	EUR
QATAR	ABB Qatar LLC., Doha	49.00	200	QAR
ROMANIA	ABB SRL, Bucharest	100.00	2300	USD
RUSSIAN FEDERATION	ABB Automation LLC, Moscow	76.20	2200	USD
RUSSIAN FEDERATION	ABB Electroengineering Ltd., Moscow	100.00	39888	RUB
RUSSIAN FEDERATION	ABB Ltd., Moscow	100.00	200	USD
RUSSIAN FEDERATION	ABB Moskabel Ltd., Moscow	100.00	7500	USD
RUSSIAN FEDERATION	Asea Brown Boveri Ltd., Moscow	100.00	332	USD
SAUDI ARABIA	ABB Automation Co. Ltd., Riyadh	65.00	10250	SAR
SAUDI ARABIA	ABB Contracting Company Ltd., Riyadh	65.00	40000	SAR
SAUDI ARABIA	ABB Electrical Industries Ltd., Riyadh	65.00	68750	SAR
SAUDI ARABIA	ABB Service Co. Ltd., Al Khobar	65.00	2000	SAR
SAUDI ARABIA	Electrical Materials Center, Riyadh	0.00	500	SAR
SAUDI ARABIA	Saudi SAE Technical Construction Co. Ltd., Riyadh	100.00	10000	SAR
SENEGAL	ABB Technologies S.A., Dakar	100.00	475200	XOF
SERBIA	ABB d.o.o., Belgrade	100.00	100	USD
SINGAPORE	ABB Agencies Pte. Ltd., Singapore	100.00	410	SGD
SINGAPORE	ABB Holdings Pte. Ltd., Singapore	100.00	25597	SGD
SINGAPORE	ABB Power Pte. Ltd., Singapore	100.00	5000	SGD
SINGAPORE	ABB Pte. Ltd., Singapore	100.00	6845	SGD
SINGAPORE	ABB Support Pte. Ltd., Singapore	100.00	11000	SGD
SINGAPORE	ABB Transformers Pte. Ltd., Singapore	100.00	6000	SGD

SINGAPORE	ABB Treasury Center (Asia Pacific) Pte. Ltd., Singapore	100.00	10118	USD
SLOVAKIA	ABB, s.r.o., Bratislava	100.00	332	EUR
SLOVENIA	ABB D.o.o., Ljubljana	100.00	1580	EUR
SOUTH AFRICA	ABB Holdings (Pty) Ltd., Sunninghill	80.00	4050	ZAR
SOUTH AFRICA	ABB South Africa (Pty) Ltd., Modderfontein	80.00	5000	ZAR
SOUTH AFRICA	Nelspruit Airport Operating Company (Pty) Ltd., Nelspruit	90.00	0	ZAR
SOUTH AFRICA	Primkop Airport Management (Pty) Ltd., Nelspruit	90.00	4000	ZAR
SPAIN	Asea Brown Boveri S.A., Madrid	100.00	33318	EUR
SWEDEN	ABB AB, Västerås	100.00	400000	SEK
SWEDEN	ABB Construction AB, Västerås	100.00	10000	SEK
SWEDEN	ABB Fastighet AB, Västerås	100.00	3000	SEK
SWEDEN	ABB Financial Services AB, Sollentuna	100.00	50000	SEK
SWEDEN	ABB Industriunderhåll AB, Degerfors	51.00	300	SEK
SWEDEN	ABB Norden Holding AB, Västerås	100.00	2344783	SEK
SWEDEN	ABB Technology AB, Västeras	100.00	8001	SEK
SWITZERLAND	ABB Asea Brown Boveri Ltd., Zurich	100.00	2768000	CHF
SWITZERLAND	ABB Finanz AG, Zurich	100.00	100	CHF
SWITZERLAND	ABB Handels- und Verwaltungs AG, Zurich	100.00	1000	CHF
SWITZERLAND	ABB Immobilien AG, Baden	100.00	20000	CHF
SWITZERLAND	ABB Information Systems Ltd., Zurich	100.00	500	CHF
SWITZERLAND	ABB International Marketing Ltd., Zurich	100.00	1000	CHF
SWITZERLAND	ABB Intra AG, Zurich	100.00	100	CHF
SWITZERLAND	ABB Ltd., Zurich	100.00	3587160	CHF
SWITZERLAND	ABB Management Services Ltd., Zurich	100.00	571	CHF
SWITZERLAND	ABB MEA Participations Ltd., Zurich	100.00	1000	CHF
SWITZERLAND	ABB Research Ltd., Zurich	100.00	100	CHF
SWITZERLAND	ABB Schweiz AG, Baden	100.00	55000	CHF
SWITZERLAND	ABB Sécheron S.A., Satigny	100.00	22000	CHF
SWITZERLAND	ABB Technology Ltd., Zurich	100.00	100	CHF
SWITZERLAND	ABB Technology Ventures Ltd., Zurich	100.00	1000	CHF
SWITZERLAND	ABB Turbo-Systems AG, Baden	100.00	10000	CHF
SWITZERLAND	ABB Turbo-Systems Holding Ltd., Baden	100.00	40000	CHF
TAIWAN, PROVINCE OF CHINA	ABB Ltd., Taipei	100.00	200000	TWD
TANZANIA, UNITED REPUBLIC	ABB Limited, Dar Es Salaam	100.00	141000	TZS
THAILAND	ABB LIMITED, Bangkok	100.00	1034000	THB
THAILAND	Asea Brown Boveri Holding Ltd., Bangkok	100.00	1200	THB
THAILAND	Kent Meters (Thailand) Ltd., Bangkok	100.00	2836	THB
TUNISIA	ABB Maghreb Services S.A., Tunis	100.00	83	USD
TUNISIA	L’Ebenoid Production, Tunisie	100.00	180000	TND
TURKEY	ABB Elektrik Sanayi A.S., Istanbul	99.94	12638	USD
TURKEY	ABB Holding A.S., Istanbul	99.95	12844	USD
TURKEY	Eleks Eletromekanik Sanayi ve Ticaret Anonim Sirketi SA, Istanbul	99.93	2709	USD
TURKEY	Elmek Elektromekanik Sanayi ve Ticaret Anonim Sirketi SA, Istanbul	99.94	11800	USD
UGANDA	ABB Ltd., Kampala	100.00	520	USD
UKRAINE	ABB Ltd., Kiev	100.00	85400	UAH
UNITED ARAB EMIRATES	ABB Automation L.L.C., Abu Dhabi	49.00	150	AED
UNITED ARAB EMIRATES	ABB FZ-LLC, Dubai	100.00	500	AED
UNITED ARAB EMIRATES	ABB Industries (L.L.C.), Dubai	49.00	5000	AED
UNITED ARAB EMIRATES	ABB Industries FZ, Dubai	100.00	3000	AED
UNITED ARAB EMIRATES	ABB Transmission & Distribution Ltd., Abu Dhabi	49.00	150	AED
UNITED KINGDOM	ABB Combined Heat and Power Ltd., Warrington	100.00	43474	GBP
UNITED KINGDOM	ABB Holdings Limited, Warrington	100.00	203014	GBP
UNITED KINGDOM	ABB Investments Ltd., Warrington	100.00	13	GBP
UNITED KINGDOM	ABB Limited, Warrington	100.00	140000	GBP
UNITED STATES	ABB Barranquilla Inc., Princeton, NJ	100.00	0	USD
UNITED STATES	ABB Holdings Inc., Norwalk	100.00	2	USD
UNITED STATES	ABB Inc., Norwalk CT	100.00	1	USD
UNITED STATES	ABB Susa Inc., North Brunswick, NJ	100.00	1	USD
UNITED STATES	ABB Treasury Center USA Inc., Norwalk, CT	100.00	1	USD
UNITED STATES	Camelot IS-2 International, Inc. D/B/A Skyva International, Wickliffe	99.97	20694	USD
UNITED STATES	Combustion Engineering Inc., Norwalk, CT	100.00	1	USD
UNITED STATES	KEC Acquisition Corporation, Versailles KY	100.00	49000000	USD
UNITED STATES	Kuhlman Electric Corporation, Crystal Springs MS	100.00	34630000	USD
VENEZUELA	Asea Brown Boveri S.A., Caracas	100.00	48110	VEF
VIETNAM	ABB Ltd., Hanoi	100.00	18871	USD
ZAMBIA	ABB Ltd., Lusaka	100.00	100	ZMK
ZIMBABWE	ABB (Private) Ltd., Harare	100.00	1000	ZWD